Exhibit 24

January 10, 2024

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

This letter confirms that Gerald Neugebauer, Bradford Berenson, Anilu Vazquez-Ubarri and Joann Harris are authorized and designated to sign all securities related filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, including Form ID Acknowledgements, on my behalf. This authorization and designation shall be valid until December 31, 2026.

Very truly yours,

/s/ David Bonderman
David Bonderman

January 10, 2024

Securities and Exchange Commission 100 F Street, NE Washington, DC 20549

This letter confirms that Gerald Neugebauer, Bradford Berenson, Anilu Vazquez-Ubarri and Joann Harris are authorized and designated to sign all securities-related filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, including Form ID Acknowledgements, on my behalf. This authorization and designation shall be valid until December 31, 2026.

Very truly yours,

/s/ Jon Winkelried
Jon Winkelried

January 10, 2024

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

This letter confirms that Gerald Neugebauer, Bradford Berenson, Anilu Vazquez-Ubarri and Joann Harris are authorized and designated to sign all securities- related filings under Sections 13 and 16 of the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, including Form ID Acknowledgements, on my behalf. This authorization and designation shall be valid until December 31, 2026 unless revoked in writing prior to such date.

Very truly yours,

/s/ James G. Coulter
James G. Coulter